
SPHERIX
LEADING INNOVATION THROUGH INVENTION

INVESTOR PRESENTATION
January 2014

LEGAL DISCLAIMER

The following presentation is an outline of matters for informational purposes only. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities of Spherix Holdings, Inc. ("Spherix", "we" or "us").

- While we believe the information provided herein is reliable, as of the date hereof, neither Spherix nor any of its affiliates, subsidiaries, directors, officers, employees, agents and consultants (i) makes any representation or warranty as to the accuracy or completeness of the information contained in this document, (ii) undertakes any obligation to update any information contained herein, except to the extent required by applicable law, or (iii) takes any responsibility under any circumstances for any loss or damage suffered as a result of any omission, inadequacy, or inaccuracy in this document, except to the extent required by applicable law. The following presentation is intended as a summary only, contains selected information and does not purport to be all-inclusive or to contain all of the information that may be relevant to a decision to invest in our securities. You should not rely upon this document in evaluating the merits of investing in our securities. Any decision with respect to an investment in our securities should be made based solely upon appropriate examination of our business, including an examination of our filings with the Securities and Exchange Commission ("SEC").

- The following presentation contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of Spherix and its affiliates and subsidiaries and their respective management teams. These statements may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek" and similar expressions and include any financial projections or estimates or pro forma financial information set forth herein. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, without limitation, those detailed in our filings with the SEC. Neither Spherix nor any of its affiliates undertakes any obligation to update and forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

- This document does not constitute and should not be interpreted as either a recommendation or advice, including investment, financial, legal, tax, regulatory or accounting advice. You should conduct your own independent investigation as to the economic, financial, regulatory, tax and accounting implications of an investment in Spherix's securities, and you should consult your own attorney, business advisor, accounting and tax advisor for legal, business, accounting, regulatory or tax advice regarding an investment in Spherix.

- Spherix files annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC contain important information regarding Spherix, its business, financial condition, results of operations and prospects. You should assume that information contained in any of our filings with the SEC is only accurate as of the date specified in such filings. Our business, financial condition, results of operations and prospects may have changed materially since any such date. You are advised to carefully review the "Risk Factors" set forth in our Form S-1 filed with the SEC.

- Summaries of documents contained herein and in our filings with the SEC may not be complete and are qualified in their entirety by reference to the complete text of such document. In making an investment decision, you must rely on your own examination of these documents and such additional due diligence as you deem appropriate. We have not authorized any other person to provide you with information that is different from the information contained in our filings with the SEC. If anyone provides you with

different or inconsistent information, you should not rely on it.

- Our filings with the SEC are available to the public on, and may be reviewed at, the SEC's internet website http://www.sec.gov and on Spherix's web site http://www.Spherix.com.

You may also read and copy any document that Spherix files with the SEC at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.

OVERVIEW

Spherix generates licensing revenues by investing in and acquiring patent rights and assets via operating subsidiaries.

Symbol:	**SPEX**
Exchange:	**NASDAQ**
Total Shares Outstanding, Fully Diluted:	**25,858,940**
Debt:	**0**
Auditor:	**MARCUM**
Corporate HQ:	**NEW YORK**
Average Volume three month:	**108,639**

Corporate Ownership:

HUDSON BAY CAPITAL **9.99%**

Rockstar **28.47%**

Rockstar is owned by Apple, Microsoft, Sony, Blackberry and Ericsson:

SPHERIX IS AN INTELLECTUAL PROPERTY COMMERCIALIZATION COMPANY

Spherix owns over 300 US and foreign patents and patent applications overall.

Spherix patent portfolio along with its access to inventors, engineers, licensing experts and others who have produced many leading widely adopted electronics and tele-communications technologies makes Spherix a leader in the patent monetization arena.

- From Nortel/Rockstar's high quality patent portfolio, Spherix has accumulated over 100 assets covering internet access, video, and data transmission. In addition, Spherix has acquired from Nortel/Rockstar technology in the areas of wireless and voice communication. Many of the Nortel/Rockstar patents acquired by Spherix are standard essential.
- Rockstar acquired over 4000 patents from world renowned Nortel for $4.5 billion in 2011.
- In addition to the assets acquired from Nortel/Rockstar, Spherix owns another 200+ assets in technology fields such as WiFi, cordless phone, geolocation, antenna, and RF communication, many of these assets were acquired from Harris Corporation.
- Spherix intends to generate revenue by commercializing its world class patent portfolio with inventors and our experienced patent monetization team.

VALUATION OF PUBLICLY TRADED IP ASSERTION COMPANIES*

Spherix	$214 Million	IP was acquired	SPHERIX
Vringo:	$330 Million	IP was acquired	Vringo
Pendrell:	$413 Million	IP was acquired	PENDRELL
ParkerVision:	$442 Million	Technology Based IP	ParkerVision
Acacia Research:	$703 Million	Licensor of IP	ACACIA RESEARCH CORPORATION
RPX Patent:	$886 Million	Licensor of IP	RPX RATIONAL PATENT
VirnetX:	$921 Million	IP was acquired	VirnetX
Tessara:	$1.03 Billion	Technology Based IP	TESSERA
InterDigital:	$1.14 Billion	Technology Based IP	InterDigital

source Bloomberg.com Jan 25, 2014

THE PATENT ASSET MANAGEMENT BUSINESS MODEL

Ability to Source and Monetize Portfolios

- Ability to source new portfolios
- Management with successful track record
- Exhaustive due diligence and licensing

Ability to Produce Long Term Revenue Stream

- Licensing campaigns provide multiple independent revenue stream potential
- Low overhead
- Multiple on-going licensing campaigns enhances operating margin potential

Assets and Revenue Diversification

- Value in ownership of high-quality patent assets across various industry sectors
- Performing assets provide immediate revenue stream possibilities
- Short , medium and long term revenue realization strategy can give rise to consistent revenue opportunity

Highly Scalable Business Model

- Patent assets and licensing campaigns do not require significant increase in overhead
- Business model has excellent operating leverage utilizing "pay-as-you-earn" expense horizons from contingent and blended rate legal fee arrangements

SPHERIX

Active Infringement Lawsuits:

- **AT&T – Gelocation Patent**

December 6, 2013 against AT&T Inc. and AT&T Mobility LLC (collectively "Defendants) for infringement of Patent No. 5,719,584 entitled "System and Method for Determining the Gelocation of a Transmitter." According to public filings, AT&T provides service to approximately 109 million customers through its network in the United States, Puerto Rico and the U.S. Virgin Islands.

- **Uniden – Cordless Telephony Patents**

August 30, 2013. As stated in the complaint, Uniden is a Japanese company with cordless phone manufacturing facilities in China and Vietnam. For Uniden's fiscal year ending March 31, 2013, Uniden revenues from cordless phones in the U.S. alone were approximately $100 million. From 2007 to the present, Uniden's estimated U.S. revenue from cordless phones believed to infringe one or more claims of one or more of the Spherix patents exceeds $785 million. The lawsuit goes on to note that Uniden has stated that one of its key business goals is to "Dominate North American market with marketing power."

- **VTech – Cordless Telephony Patents**

August 30, 2013. The patents included in the suit cover many cordless telephones, including patents dating to 1993. VTech claims to be the world's largest cordless telephone producer, including the production of phones for AT&T. VTech is reported to have over $2.6 billion of revenues during the claimed infringement period.

- **T-Mobile – Geolocation Patent**

August 5, 2013. Infringement of Patent No. 5,719,584 entitled "System and Method for Determining the Gelocation of a Transmitter."

ROCKSTAR AND SPHERIX


Grow together through innovation.
Rockstar is an intellectual property (IP) licensing company. We celebrate the value and power of innovation: the ideas that fuel a better way of doing things. Based on Nortel Networks' groundbreaking innovation engine, Rockstar manages a highly valued patent portfolio relevant to all telecom and high tech services and devices. We count among our most valuable assets a professional staff of technology industry veterans—many of whom were part of Nortel's innovation engine, and are inventors and patent holders themselves.
Learn more

Microsoft BlackBerry SONY ERICSSON

SPHERIX

SPHERIX AND ROCKSTAR

Spherix recently completed a $60 million acquisition of IP assets from globally recognized technology innovator, Rockstar Consortium.

Rockstar is owned by Apple, Microsoft, Sony, Blackberry and Ericsson

Rockstars IP leadership is based on technology it acquired for over $4.5 billion from the famed Nortel Networks:

- Nortel and its acquired companies spent over $30 billion dollars between 1995 and 2009 and employed more than 10,000 R&D employees at numerous sites including Ottawa, Massachusetts, Texas, California and Ireland. These employees made up a dynamic and rich research organization that excelled in innovation and the development of new technology, some of which often found its way into industry standards.
- This portfolio covers numerous aspects of access, switching, routing, optical and voice communication network devices.

Rockstar had never sold any assets to another public company.

Rockstar is Spherix's largest shareholder.

SPHERIX AND ROCKSTAR

Independent Sources Rank Rockstar's Patent Portfolio as Valuable


Intellectual Asset Management Magazine
Quality questions that China has to answer
Nightmare on EU unitary patent street
Why financial services is shaping up for IP war
How to maximise innovation capacity
The inside story of ARM's IP strategy
iam
IBM 38,494
Meet the elite
The companies driving the US patent landscape

Top 20 by tech score (companies with over 1,000 active US patents)

Company	Grants	Apps	3yr app CAGR	Tech score
Medtronic	7,194	3,607	12%	1.18
Yahoo!	1,402	1,936	18%	1.16
Symantec	1,713	247	15%	1.15
Zimmer Holdings	1,155	481	11%	1.14
SanDisk	2,268	687	11%	1.12
Rockstar Bidco Lp	2,135	222	10%	1.12
Stryker	1,481	481	10%	1.12
International Game Tech	2,026	586	7%	1.12
NetApp	1,332	122	9%	1.11
Verizon Communications	2,797	1,677	31%	1.10
Cisco Systems	9,177	1,936	10%	1.08
EMC Corporation	3,005	195	6%	1.08
Facebook	1,238	269	9%	1.06
Avaya Holdings Corporation	2,094	648	15%	1.05
Juniper Networks	1,341	343	41%	1.04
Apple	6,540	3,871	27%	1.04
St Jude Medical	2,478	895	18%	1.04
Rambus	1,290	306	15%	1.04
Microsoft	22,319	10,049	13%	1.04

Source: PatentVest, MDB Capital Group

PATENTS ACQUIRED FROM ROCKSTAR - MARKET OPPORTUNITY

The patents in this portfolio cover a large set of products in the telecom and networking area, spanning the range from access to core, from enterprise to service provider and from the application layer to underlying transport. There are standards related patents and those that will be found in the product implementations of various vendors. Our partner, **Rockstar ., estimates that the Total Addressable Market to be over $20 Billion dollars in 2013.** (1. Data from Rockstar)

- The portfolio is made up of 37 families composed of a total of 101 patents and patent applications. The portfolio is predominantly composed of US assets including 45 granted patents and 13 pending applications. Ten families have foreign counterparts made up of 34 granted foreign patents (primarily in Germany, France and Great Britain) and 8 foreign applications.

Over 100 Patent and Patent Applications

Large Licensing Opportunity

Portfolio Total Addressable Market for 2013 (Millions)



Access, $751.93
Voice, $2,097.16
Switching, $7,063.84
Optical, $4,450.40
Routing, $5,930.92

SPHERIX ROCKSTAR LICENSING SEGMENTS

1 Access

- The access market can be further broken into Ethernet, PON, Cable, DSL. These technologies often incorporate switching and routing functionality in the service provider termination devices like OLTs, CMTSs and DSLAMs.

2 Data

- The data market can often be broken down in a number of ways; one form sees delineation by customer: Enterprise, Service Provider and Consumer. Another method of categorizing the market is by the functionality of the network element – most notably switching and routing. Some analysts go even further and delineate the switching and routing by network layer, products can span layer 2 (data link) typically considered the layer at which switching occurs, layer 3 (network) the layer that routing occurs at, or layer 4---7 (transport through application) often called the application layers. Ethernet is the most common layer 2 technology in use today, but there still is a large market for older technologies such as private line, ATM and Frame Relay.

3 Optical

- Optical transport is largely used in the service provider space though there are a limited number of verticals in the enterprise space that purchase their own equipment (e.g., financial services). Distance over which optical devices are used typically segments the market, the two main categories being long haul (inter---city) and the metro (in---city). The market also can be categorized into devices that simply transport signals from point to point, those that are used to add and drop traffic and those that can switch optical traffic.

4 Voice

- The voice area is much more fragmented, with numerous lines of products available. There are call servers, contact center servers, unified messaging and voice response systems along with IP phones and numerous other potential applications that can be customized and added.

REVENUE DIVERSIFICATION

- Patent agnostic portfolios cover various industries.
- Concurrent licensing campaigns over multiple patent portfolios.
- Our licensing campaigns can create reliable occurrence of revenue events.
- Portfolio diversification minimizes high risk from high concentrated holdings.
- Management open to opportunistic licensing campaigns with green field outcome.

REVENUE DIVERSIFICATION


Wi Fi
SPHERIX

SPHERIX

HARRIS PATENT PORTFOLIO

Acquired Harris Portfolio

222 patents

Harris Technology

Leader in defense communications and electronics

Average patent includes:
3.96 independent claims
25.41 total claims

Average expiration of 2021

Expertise includes:

Antennas
Electro-optics
Signal processing
Microelectronics
Image processing
Cyber systems
Information systems
Mechatronics

Numerous technologies:

15 years of R&D: 1993-2007
45 technology classifications
300 unique inventors

SPHERIX

CORDLESS PHONE PATENT PATENT PORTFOLIO ACQUIRED FROM ROCKSTAR

Independent patent rating company, (Pantros IP) awards a high rating of 750 after the most recent acquisition of the Rockstar patents. This high rating indicates strong, high value patents that we intend to monetize through our IP claims against Uniden, Vtech, and others.

Patent Combined Report

Value, Legal, Commercial & Technical Factors Analysis

PANTROS IP

Patent #: **US 6965614**
Title: **Method and system for communications between different types of devices**
Report Date: **7/24/2013**

Total Patent Factor™: **750/1000**

This Patent Factor Index report was generated by Pantros IP subject to these Notes & Terms.

This **Patent Combined Report** separately analyzes the three critical factors that professional analysts need to determine patent value, to make legal assessments, or to support business-critical decisions relating to this patent. High confidence strategies and real-world valuation occurs when **Legal**, **Commercial**, and **Technology Factors** are assessed with the understanding of how each factor interrelates with the others.

More emphasis should be placed on the individual factor indices rather than the Total Patent Factor since a single "score" may obfuscate important components contributing to patent value from the Recipient's unique objectives, perspective, core knowledge, assumptions or understanding of the discrete legal, technology or commercial indicators reviewed in this report.

The Patent Combined Report is the industry's most significant and comprehensive online patent analysis tool, providing a window of understanding into the patent being evaluated based on advanced latent semantic analysis technology and large scale patent analytics modeling (multivariate regression models, econometric, citation and bibliometric analysis).

Each FACTOR may earn a maximum score of 1000, and a minimum score of ZERO. This Summary Page is followed by individual factor analysis, further detailed by accompanying notes and references.



Patent Factor Index Summary
1250
1000
750
500
250
0
Maximum Score
750
750
750
750
Legal
Commercial
Technology
Total

SPHERIX

LEGAL FILINGS

VTech

Filed September 3, 2013

- VTech claims to be the world's largest cordless telephone producer, including the production of phones for AT&T (Vtech 2011 annual report).
- VTech reported to have over $2.6 billion of revenues during the claimed infringement period.
- VTech cordless phones sold at Wal-Mart, Best Buy, Circuit City, Costco, Office Depot, Staples, Target and other locations.
- Patents at issue invented by former Nortel employees working in the U.S. and Canada.
- Many of these inventors are now working with Spherix.

Uniden

Filed September 9, 2013

- The patents included in the suit cover many models of cordless telephones.
- Original inventors are on the Spherix board of advisors.
- Patents acquired in a partnership agreement with Rockstar.

- Key Product line: DECT 6.0 Cordless Telephones
  - Single line phones with or without digital answering system.
  - Multi line phones with or without digital answering system.
  - Corded/Cordless systems.
  - Amplified Big Button.
  - World's 1st waterproof floating handset.
  - MultiRange long range phones.

Uniden America Corporation, the North American subsidiary of Japan-based Uniden Corporation, manufactures and markets wireless consumer electronic products. Based in Fort Worth, Texas, Uniden sells its products through dealers and distributors throughout North, Central and South America.

Spherix strives to be a true partner

- Our Management team along with its Board Members and Advisory Board aim to build value and innovation through its assets and experience.

- The Spherix Technology Advisory Board was established by the company to provide compensation to inventors of patent portfolios acquired by Spherix, so that the inventors can share in proceeds related to the commercialization of their ideas. Spherix's philosophy of protecting inventors and supporting innovation is a core belief of our company and its management.

SPHERIX

MANAGEMENT



Anthony Hayes, CEO and Board Member

Mr. Hayes has successfully monetized patents through all known monetization methods, including portfolio optimization and licensing brought against companies such as Cisco, Broadcom, Nokia, Ericsson, Tellabs, and Alcatel-Lucent. Mr. Hayes is also a consultant to several IP licensing companies. Mr. Hayes has received national recognition during his legal career, including: Special recognition by President George W. Bush, American Board of Trial Advocates Young Lawyer of the Year; and City of Columbia "20 Under 40." Mr. Hayes earned a Juris Doctor from Tulane University School of Law in 1995 and prior to law school, Mr. Hayes worked on the floor of the NYMEX on Wall Street. He also has his B.A. in Economics from Mary Washington College in Fredericksburg, Virginia.

MANAGEMENT



Richard Cohen, Chief Financial Officer

Mr. Cohen is an experienced CFO who has participated in banking transactions serving as both a company executive and Banker. Mr. Cohen joined Spherix after spending three years with CorMedix Inc., where he served as President, and a member of its board. Mr. Cohen was also a member of the board of directors of Dune Energy Inc. from 2008-2012 and served as a director and Chairman of the Audit Committee of Rodman and Renshaw from 2008 to 2012. Mr. Cohen is a graduate of the University of Pennsylvania and received his MBA from Stanford University.



Darrell Dotson, Acting Licensing & Litigation Consultant

Mr. Dotson holds Ph.D. in Biochemistry and Molecular Biology. After graduate school, he attended University of Houston Law Center where he earned a J.D. in 1997. He is licensed to practice in all state courts in Texas and before the United States Patent and Trademark Office. He is also licensed in the United States District Courts for the Eastern and Southern Districts of Texas. For the past 13 years, Darrell has specialized in intellectual property litigation, including analysis of the infringement, validity and enforceability of patents.

SPHERIX

BOARD OF DIRECTORS



Harvey Kesner, Board Member

Mr. Harvey Kesner, a Board member since November 2012, is a partner with Sichenzia Ross Friedman Ference LLP. He has concentrated his practice on corporate finance and the structuring of complex domestic and international capital markets transactions. He has represented issuers, investors, underwriters, agents, lenders and financial intermediaries in public and private offerings of securities. He provides assistance to participants in all types of financing transactions including initial public offerings (IPOs), startup and venture capital financings and private placements including public company PIPE transactions. He also counsels clients on traditional merger and acquisition transactions, leveraged buyouts, restructurings, workouts and business disputes. He assists issuers with a broad range of securities regulatory and compliance issues including SEC filings, exchange listings, ongoing regulatory reporting and compliance, and responding to regulatory inquiries and investigations.

BOARD OF DIRECTORS



Alexander Poltorak, Board Member

Alexander Poltorak is the Founder, Chairman and the CEO of General Patent Corporation (GPC), a leading intellectual property firm focusing on IP strategy and valuation, IP licensing and enforcement -- the oldest such organization in the world. He also serves as the Managing Director of IP Holdings LLC, an IP-centric merchant banking boutique providing IP-focused financial, brokerage and advisory services, and operating an idea incubator. Alexander Poltorak was listed among world leading IP strategists by IAM Magazine in 2010, 2011 and 2012. Dr. Poltorak has co-authored two books, Essentials of Intellectual Property (John Wiley & Sons Publishers, Inc., 2d ed. 2011), and Essentials of Licensing Intellectual Property (John Wiley & Sons Publishers, Inc., 2004), and contributed a chapter to Making Innovation Pay - Turning IP into Shareholder Value (John Wiley & Sons Publishers, Inc., 2006). He also authored numerous articles on patent law, licensing and economics. He served on the editorial board of Patent Strategy & Management. Prior to establishing GPC in 1987, Alex Poltorak was President and CEO of Rapitech Systems, Inc., a computer technology company that he had founded in 1983 and took public in 1986. Before that, he served as Assistant Professor of Biomathematics at the Neurology Department of Cornell University Medical College. He also served as Assistant Professor of Physics at Touro College. Dr. Poltorak has published papers in peer-reviewed scientific journals. Alexander Poltorak taught business law as Adjunct Professor at the Globe Institute of Technology. He was a regular guest-lecturer on intellectual property law and economics at the Columbia University School of Business.

SPHERIX TECHNOLOGY ADVISORY BOARD

Frank Reiner

Frank Reiner is a seasoned and experienced patent licensing and monetization professional. Located in Silicon Valley and employed as the Vice President of Global Licensing for the Kudelski Group where his primary role is licensing a digital video patent portfolio. Prior to that Frank was the Vice President of Patent Licensing and Acquisition for Flextronics International Ltd. where he managed patent assertions made against Flextronics designed products and was responsible for building a defensive patent portfolio via internal innovation, invention and through patent acquisitions. Previously, Frank was a Partner at Intellectual Value Creation Services, LLC whose charter was to work as a patent monetization team for the IP Investment Group at Coller Capital supporting patent acquisitions, sales and licensing both from a technical and business perspective. Frank started his patent and licensing career at InterDigital Communications, LLC as the Senior Director of Licensing where he was responsible for InterDigital's patent licensing program in the cellular and wireless space. He participated in numerous patent license negotiations and patent infringement litigations, and he supported, patent prosecution and the management of existing patent license agreements. Frank started his career as a software engineer in the defense industry where he developed high-end aircraft and tank simulators for the U.S. military. He achieved multiple positions of higher responsibility at General Electric, Martin Marietta and Lockheed Martin. He received a BS in Computer Science from Embry-Riddle Aeronautical University and an MBA from Villanova University.

Bruce H. Tsuji

Bruce Tsuji received his BSc in psychology from Trent University and his MA from the University of Waterloo. His early career focused on user interface design followed by a series of positions in product management, marketing, and business development for organizations in the fields of business intelligence, telecommunications, network security, consulting, crisis management, and web services. He has co-founded 2 start-ups and is a co-inventor on 8 patents. After 25 years of technology experience, Bruce returned to university and completed his PhD in psychology at Carleton University where he now teaches human-computer interaction and psychology

For More Information, Please Contact:

Spherix Inc.
Investor Relations Department
7927 Jones Branch Drive #3125
Tysons Corner, VA 22102
Tel.: (703) 992-9325

info@spherix.com